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                                                                   EXHIBIT 10(b)


                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------
                             WITH RICHARD J. ALMEIDA
                             -----------------------

          The Employment Agreement between Heller Financial, Inc., a Delaware corporation (the "Company"), and Richard J. Almeida (the "Executive"), dated as of the 31/st/ day of December, 1999 (the "Agreement"), is hereby amended, as of July 23, 2001, as set forth below.

          Effective as of the date hereof, Section 11 of the Agreement is hereby deleted in its entirety and replaced with the following words:

          "(a) It is the intention of the parties hereto that there shall be no duplication of benefits if the circumstances of your termination of employment would otherwise entitle you to the payments and benefits under both the Amended and Restated Change in Control Agreement between you and the Company, as amended (the "Change in Control Agreement"), and under this Agreement. Accordingly, in the event of such a termination, if a particular type of benefit is payable under both agreements, you shall be entitled to the greater of the two benefits. It is understood that this procedure may result in one type of benefit being provided under this Agreement and another being provided under the Change in Control Agreement.

          (b) By this Agreement, the Change in Control Agreement is deemed to be amended to add the following words at the end of the first sentence of Section 2(d) thereof:

          ', provided, that, in any event, the Executive shall receive such additional service credit as shall be necessary for the Executive to have at least 15 years of service under such plans.'"

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                             ___________________________________
                                             RICHARD J. ALMEIDA


                                             HELLER FINANCIAL, INC.


                                             By:________________________________
                                             Name:
                                             Title: